As filed with the Securities and Exchange Commission on September 10, 2001
                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      PARADISE MUSIC & ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                            13-3906452
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               53 West 23rd Street
                            New York, New York 10010
                                 (212) 590-2100
          (Address of principal executive offices, including zip code)

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                     2001 CONSULTANT STOCK COMPENSATION PLAN

                            (Full title of the plan)

                                 Kelly T. Hickel
                             Chief Executive Officer
                      Paradise Music & Entertainment, Inc.
                               53 West 23rd Street
                            New York, New York 10010
                     (Name and address of agent for service)

                                 (212) 590-2100
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Walter M. Epstein, Esq.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4911

                         Calculation of Registration Fee

===================================================================================================================
                                                       Proposed maximum      Proposed maximum
  Title of securities to be        Amount to be            offering         aggregate offering       Amount of
         registered               registered (1)      price per share (2)       price (2)         registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock issuable            5,000,000 shares          $0.16 (3)           $800,000 (3)          $200.00
upon exercise of options
that may be granted under
the Registrant's 2001
Consultant Stock Option Plan
===================================================================================================================

(1) The number of shares of Common Stock being registered consists of shares reserved for issuance pursuant to the Registrant's 2001 Consultant Stock Compensation Plan and exercise of certain options to purchase common stock.

(2)   Estimated solely for the purpose of calculating the registration fee.

(3) Represents the average of the high and low sales prices of the registrant's common stock on August 31, 2001, as reported on the OTC:BB, calculated in accordance with Rule 457(h).

                                   ----------

            In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

            In addition, pursuant to Rule 416 under the Securities Act, this registration statement also covers additional securities to be offered or issued in connection with terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, dividends or similar transactions.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Paradise Music & Entertainment, Inc. 2001 Consultant Stock Compensation Plan (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

Item 2. Registrant Information and Employee Plan Annual Information

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(a) or additional information about the Plans are available without charge by contacting:

                                         Kelly T. Hickel
                                         President and Chief Executive Officer
                                         Paradise Music & Entertainment, Inc.
                                         53 West 23rd Street
                                         New York, New York 10010
                                         (212) 590-2100

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents filed with the Commission are incorporated into this Registration Statement by reference:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001;

      (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 filed with the Commission on May 21, 2001;

      (c) The Registrant's Notification of Late Filing on Form 12b-25, filed May 16, 2001;

      (d) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 filed with the Commission on August 20, 2001;

      (e) The Registrant's Notification of Late Filing on Form 12b-25 filed August 14, 2001;

      (f) The Registrant's Amended Current Report on Form 8-K/A filed August 29, 2001;

      (g) The Registrant's Current Report on Form 8-K filed June 21, 2001;

      (h) The Registrant's Current Report on Form 8-K filed February 14, 2001;

      (i) The Registrant's Amended Current Report on Form 8-K/A filed January 18, 2001

      (j) The description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on January 9, 1997, including any amendments or reports filed for the purpose of updating such description;

      All reports and other documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Under Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant has broad powers to indemnify its directors, officers and other employees. This section (i) provides that the provisions of the DGCL relating to the statutory indemnification and advancement of expenses are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) establishes procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the stockholders or directors or an agreement providing for indemnification and advancement of expenses, (iii) applies a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, and (iv) permits the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 145(g) of the DGCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.

      As permitted by Section 145(e) of the DGCL, the Registrant's By-laws provide that the Registrant shall indemnify its officers and directors, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any such officer or director in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by the Registrant in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification.

      Article Seventh of the Registrant's certificate of incorporation provides that no director of the Registrant shall be held personally liable to the Registrant or its stockholders for damage for any breach of duty in his capacity as a director unless a judgment or other final adjudication adverse to him establishes that (1) he breached his duty of loyalty to the Registrant or its stockholders, or (2) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (3) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (4) his acts violated Section 174 of the DGCL.

      The Registrant's By-Laws provide that the Registrant will indemnify its directors, officers and employees against judgments, fines, amounts paid in settlement and reasonable expenses.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

4.1 The Paradise Music & Entertainment, Inc. 2001 Consultant Stock Compensation Plan, filed herewith

4.2 The Certificate of Incorporation, as amended (incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-13941) effective January 22, 1997)

4.3 By-Laws (incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-13941) effective January 22, 1997.

4.4 Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-13941) effective January 22, 1997)

5.1   Opinion of Davis & Gilbert LLP, filed herewith

23.1  Consent of Rothstein, Kass & Company, P.C., filed herewith

23.2  Consent of Davis & Gilbert LLP (contained in the opinion filed as Exhibit
      5)

24    Powers of Attorney (included on signature page)

----------

Item 9. Undertakings

      (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sell securities, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) to include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed with the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act.

      (2) That, for the purpose of determining any liability under the Securities Act, the undersigned will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on September 6, 2001.

                                     PARADISE MUSIC & ENTERTAINMENT, INC.


                                     By /s/ Kelly T. Hickel
                                        ----------------------------------------
                                        Kelly T. Hickel, Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENT, that each whose signature appears below hereby severally constitutes and appoints Kelly Hickel and Richard Rifenburgh and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date
---------                    -----                             ----

/S/ KELLY T. HICKEL          Kelly T. Hickel                   September 6, 2001
-----------------------      Chief Executive Officer,
                             Chairman of the Board
                             (Principal Executive Officer)
                             and Director

/S/ PHILIP ABLOVE            Philip Ablove                     September 6, 2001
-----------------------      Director

/S/ JESSE DYLAN              Jesse Dylan                       September 6, 2001
-----------------------      Director

/S/ JEFF ROSEN               Jeff Rosen                        September 6, 2001
-----------------------      Director

/S/ RICHARD RIFENBURGH       Richard Rifenburgh                September 6, 2001
-----------------------      Director
                             Director

/S/ ROBERT SPARACINO         Robert Sparacino                  September 6, 2001
-----------------------      Director